Exhibit 99.1

TradeStation Group Reports Second Quarter EPS of Nine Cents ($0.09)

Brokerage Commissions and Fees Increase 13% From 2010 First Quarter

Plantation FL, July 22, 2010 – TradeStation Group, Inc. (NASDAQ GS: TRAD) today reported for the 2010 second quarter net revenues of $36.1 million, net income of $3.5 million, and earnings per share (diluted) of 9 cents, compared to 2009 second quarter net revenues of $35.2 million, net income of $4.7 million, and earnings per share (diluted) of 11 cents. Included in 2010 second quarter net revenues are $1.4 million in “mark-to-market” unrealized gains on TradeStation Securities’ U.S. Treasury portfolio. Excluding the $1.4 million of unrealized gains, the company would have had 2010 second quarter net revenues of $34.7 million, net income of $2.7 million, and earnings per share (diluted) of 7 cents.1 Management believes that excluding the unrealized gains provides investors with a more accurate view of the results of the company’s operations.

Brokerage commissions and fees for the 2010 second quarter were $30.5 million, as compared to 2009 second quarter brokerage commissions and fees of $31.9 million. Brokerage commissions and fees are the largest component of the company’s net revenues. Interest income historically accounted for a large component of the company’s income before income taxes until short-term interest rates fell under 1% per annum about 19 months ago. Through longer-term U.S. Treasury investments and TradeStation’s conversion of its futures business to omnibus clearing, TradeStation was able to increase its 2010 second quarter interest income $1.3 million year over year.

[1]	The following table reconciles net income, as reported, to net income excluding the effect of unrealized gains on marketable securities for the three months ended June 30, 2010.

	Amount	Earnings per Share
	(in thousands)	(diluted)
Net income, as reported	$3,503	$0.09
Unrealized gains on marketable securities	(1,398)	(0.03)
Income tax effect of unrealized gains	590	0.01
Net income, excluding the effect of unrealized gains on marketable securities	$2,695	$0.07

“Second quarter 2010 results are a marked improvement over the previous quarter,” said David Fleischman, the company’s Chief Financial Officer. “Compared to the 2010 first quarter, our brokerage commissions and fees increased 13.0%. The higher market volatility during the 2010 second quarter once again confirmed the positive correlation between increased volatility and our client base’s trading volume.”

TradeStation Reports DARTs and Record Total Accounts

For the 2010 second quarter, TradeStation experienced the following year-over-year daily trading results with respect to equities, futures and forex accounts:

	Q2 10	Q2 09	% Decrease
Daily Average Revenue Trades	92,877	97,392	5%

The company also published today, in a separate announcement, its DARTs, Total Client Assets, Average Equities Client Credit Balances and Average Equities Client Margin Balances for the month of June 2010.

TradeStation had 47,313 brokerage accounts at June 30, 2010, a 5% increase from June 30, 2009.

TradeStation’s Average Client Trades 496 Times per Year and Has an Average Account Balance of $68,000 for Equities and $21,000 for Futures

TradeStation’s brokerage client account metrics are among the best in the industry. TradeStation brokerage clients generated the following client account metrics in the 2010 second quarter:

Client Trading Activity
Annualized average revenue per account	$2,872
Annualized trades per account	496

Client Account Assets
Average assets per account (Equities)	$68,000
Average assets per account (Futures)	$21,000

Company Purchases 499,983 Shares under Stock Buy-Back Plan

In the 2010 second quarter, the company purchased 499,983 shares of its common stock pursuant to its stock buy-back plan (which terminates in November 2010) for a total purchase price of $3.8 million. Since buying under the plan began November 13, 2006, through June 30, 2010 the company has purchased 6,168,407 shares for a total purchase price of $54.3 million.

Under the stock buy-back plan, the company is authorized, over a 4-year period, to purchase up to $60 million of its common stock using available and unrestricted cash in the open market or through privately-negotiated transactions pursuant to one or more Rule 10b5-1 plans or programs. Pursuant to the plan, up to $1,250,000 of company cash per month during each month of the 4-year period (i.e., up to $15 million per 12-month period and up to $60 million for the 4-year period) has been authorized to be used to purchase company shares at prevailing prices, subject to compliance with applicable securities laws, rules and regulations, including Rules 10b5-1 and 10b-18. The buy-back plan does not obligate the company to acquire any specific number of shares in any period, and may be modified, suspended, extended or discontinued at any time without prior notice.

Company Provides 2010 Third Quarter and Revised Full-year Business Outlook

TradeStation today also published its 2010 Third Quarter and revised Full-year Business Outlook.

The company’s 2010 Third Quarter and revised Full-year Business Outlook estimated ranges are as follows:

2010 THIRD QUARTER AND REVISED FULL-YEAR BUSINESS OUTLOOK
(In Millions, Except Per Share Data)

	2010 Third Quarter	Full-year 2010
NET REVENUES	$31.0 to $33.0	$132.0 to $137.0

EARNINGS PER SHARE (Diluted)	$0.05 to $0.07	$0.22 to $0.28

The company’s 2010 third quarter and revised full-year estimated ranges are based on numerous assumptions, including: basing the midpoints of the ranges on average daily revenue per account for each asset class (equities, futures, forex) at approximately the same level as average daily revenue per account over the 6-month period ended June 30, 2010 adjusted for seasonality, plus a stub period in July 2010 (the period used and the formula and criteria applied often vary with each Business Outlook based upon management’s judgment each period concerning the best assumptions to use); that approximately 1.5 cents of the total estimated earnings per share (diluted) will be generated in the 2010 third quarter by recording during that quarter expected state tax refunds; U.S. Treasury Bill and Treasury Note yields the company receives remaining constant at current levels throughout the remainder of the 2010 year; no unrealized gain or loss on TradeStation Securities’ U.S. Treasury portfolio in the 2010 third or fourth quarter; anticipated growth, attrition and trading activity of active trader equities, futures and forex accounts, and the proportions in trading activity among those asset classes (each of which have different profit margin structures); the timing of expenses relating to company growth initiatives as compared to the timing of anticipated benefits from those initiatives; and numerous other assumptions concerning the company’s business and industry, market conditions, and various decisions, acts or failures to act both within and outside of the company’s control. All assumptions, expectations and beliefs relating to the Business Outlook are forward-looking in nature and actual results may differ materially from those estimated, including, but not limited to, as a result of, or as indicated by, the issues, uncertainties and risk factors set forth and referenced above and below. In particular, to the extent market volatility and/or market volumes move to significantly higher or lower levels, net account growth increases, slows or decreases, the U.S. Treasury Bill and/or Treasury Note rates of interest are different than what has been assumed, and/or economic or financial market conditions persist or worsen, or improve sooner or to a higher degree than expected, or the company is subject to material mark-to-market adjustments (up or down) on its treasury securities holdings, the results estimated in the Business Outlook will likely be materially different than actual results.

Conference Call/Webcast

At 11:00, a.m., Eastern Time, today, members of TradeStation Group senior management will conduct an analyst conference call to discuss the company’s 2010 second quarter results and its 2010 Third Quarter and revised Full-year Business Outlook. All company shareholders and the public are invited to listen. The telephone conference will be broadcast live via the Internet at www.TradeStation.com. The live webcast will be accompanied by slides of graphs and charts. A rebroadcast of the call will be accessible for approximately 90 days.

About TradeStation Group, Inc.

TradeStation Group, Inc. (NASDAQ GS: TRAD), through its principal operating subsidiary, TradeStation Securities, Inc., offers the TradeStation platform to the active trader and certain institutional trader markets. TradeStation is an electronic trading platform that offers state-of-the-art electronic order execution and enables clients to design, test, optimize, monitor and automate their own custom Equities, Options, Futures and Forex trading strategies.

TradeStation Securities, Inc. (Member NYSE, FINRA, SIPC, DTCC, OCC & NFA) is a licensed securities broker-dealer and a registered futures commission merchant, and also a member of the Boston Options Exchange, Chicago Board Options Exchange, Chicago Stock Exchange, International Securities Exchange and NASDAQ OMX. Its TradeStation Prime Services division, based in New York, seeks to provide prime brokerage services to small and mid-sized hedge funds and other firms. The company’s technology subsidiary, TradeStation Technologies, Inc., develops and offers strategy trading software tools and subscription services.  Its London-based subsidiary, TradeStation Europe Limited, an FSA-authorized brokerage firm, introduces UK and other European accounts to TradeStation Securities.

Forward-Looking Statements – Issues, Uncertainties and Risk Factors

This press release, including the 2010 Third Quarter and revised Full-year Business Outlook estimated ranges contained in this press release, and today’s earnings conference call, contain statements and estimates that are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. When used in this press release, or the conference call, the words “anticipate(s),” “anticipated,” “anticipation,” “assume(s),” “assumption(s),” “become(s),” “belief(s),” “believe(s),” “believed,” “could,” “designed,” “estimate,” “estimates,” “estimated,” “expect(s),” “expected,” “expectation(s),” “going forward,” “future,” “hopeful,” “hopefully,” “hope(s),” “intend(s),” “intended,” “look forward,” “may,” “might,” “opportunity,” “opportunities,” “outlook(s),” “pending,” “plan(s),” “planned,” “potential,” “scheduled,” “shall,” “should,” “think(s),” “to be,” “upcoming,” “well-positioned,” “will,” “wish,” “would,” and similar expressions, if and to the extent used, are intended to identify forward-looking statements. All forward-looking statements are based largely on current expectations and beliefs concerning future events that are subject to substantial risks and uncertainties. Actual results may differ materially from the results herein suggested or suggested in the conference call. Factors that may cause or contribute to the various potential differences include, but are not limited to, the following:

•	negative or other significant changes in the condition of the securities and futures markets, and the financial markets and economy generally (which could cause the company to experience significantly lower revenues, net income and earnings per share, as well as reduced market value of its publicly-traded shares of common stock), or unexpected positive changes (which could have the opposite effect);

•	changes in the combined average volume of the major U.S. equities and futures exchanges and in market volatility, which tend to significantly affect customer trading volume at TradeStation (for example, sharply increased market volatility in May 2010, and the 2010 second quarter as a whole, as compared to the first quarter in 2010, likely contributed to the significant increase in client trading volume in the 2010 second quarter — and more recent lower volatility has likely contributed to lower client trading volume since May 2010);

•	changes in U.S. Treasury Note and/or Treasury Bill rates of interest that are inconsistent with, or different from, the company’s assumption that there will be no increases in 2010, that is, that those rates will remain at close to zero percent throughout 2010;

•	the company’s ability (or lack thereof), based upon market conditions, the level of success of its marketing and product development and enhancement efforts, product and service quality and reliability, competition (including both price and quality-of-offering competition, which are intense) and other factors (such as rule based trading not growing generally to the extent the company believes it will), to achieve significant, or any, net increases in DARTs, brokerage accounts and brokerage commissions and fees sequentially or year over year (for example: TradeStation’s DARTs and brokerage commissions and fees both decreased sequentially and year over year in the 2009 third and fourth quarters and the 2010 first quarter, and decreased year over year in the 2010 second quarter, and these and other items may decrease sequentially or year over year in subsequent periods);

•	with respect to net new customer accounts in particular, which fell to the lowest rate of increase in the company’s history during the 2010 second quarter, the company’s ability (or lack thereof) to maintain or increase the rate of quarterly gross account additions and to control the rate of quarterly account attrition, particularly in current market and economic conditions, including unemployment, high volatility and swings in volatility, and if those conditions worsen and/or are prolonged (net account growth began substantially to slow in the 2009 third quarter);

•	technical difficulties, outages, errors or failures in the company’s electronic and software products, services and systems relating to market data, order execution and trade processing and reporting, and other software or system errors and failures, which have occurred periodically over the past two years (also, although the company maintains a redundant back-up system to its order execution systems, that redundancy is not seamless, which could materially intensify the negative consequences of any such difficulties, outages, errors or failures);

•	with respect to technical difficulties, outages, errors and failures the company has experienced, the failure or inability of the company to address the underlying issues or causes relating to such problems, to adequately correct them and ensure they do not repeat (particularly as the volume of market data received from the exchanges, or the volume of the company’s client base’s trading volume, requires increased, improved or different hardware and/or software capacity, technology or company domain know-how), or otherwise to ensure the stability, capacity, speed and accuracy of the trading platform’s market data and order placement services, as such failure or inability on the part of the company could materially negatively affect the company’s reputation in the online trader market, causing increased attrition and a decrease in new accounts, and decreased net revenues and net income;

•	the company’s new “TradeStation Prime Services” division turning out to be less profitable or more costly than expected, or resulting in unanticipated claims or liabilities against the company, as a result of (1) unanticipated start-up costs and expenses that are not offset or exceeded by expected revenues as and when planned (or at all), (2) the TradeStation trading platform, and the prime services offering generally, not growing in appeal to prime services clients to the extent the company believes they will, (3) the failure of the company to make timely and quality enhancements to its trading platform, or to offer alternative platforms, which are believed necessary to attract prime services clients to use TradeStation to execute and clear trades, (4) TradeStation’s size and balance sheet being unacceptably small to mid-size and larger prime services clients (which are part of the market segment the company intends to serve); (5) the general unpredictability of operating results for a start-up business division, particularly given TradeStation’s lack of experience in offering prime brokerage services, and/or (6) the company’s inability to obtain requisite regulatory approvals necessary to be able to offer a full range of prime services (including “trading away” and “securities lending” – FINRA Rule 1017 approval requests to engage in these business activities are pending);

•	a substantial decrease in the company’s available cash should a large portion of its current available cash be used for acquisitions or other expansion activities;

•	infrastructure, capital or other large expenses, or unforeseen or unexpected liabilities and claims, the company may face as it seeks to grow its U.S. active trader market business, and its institutional (including prime services) and non-U.S. trader market businesses, including potential acquisition, joint venture, investment or business combination risks, costs and expenses (such as start-up costs and expenses, absorption of ongoing losses from an acquired entity, professional fees and, in the case of an acquisition, amortization expense) incurred in the event the company acquires, joint ventures with, invests in, or combines with other businesses, or launches additional new divisions (such potential opportunities are continuously under consideration);

•	business interruptions, slowdowns or failures affecting vendors or vendor services used by the company for clearance, settlement and back-office systems, whether caused by adverse economic conditions or other events, which could significantly interrupt, impair or injure the company’s core business operations;

•	the potential negative effects on the company’s forex commissions and fees, and forex business and prospects generally, based on unexpected mistakes, delays and costs in connection with its planned restructuring of its forex business model, and proposed FINRA and CFTC rules which would, if adopted, prohibit broker-dealers and futures commission merchants from offering competitive buying power (as opposed to buying power that could be offered by non-U.S. forex dealers) to forex customer accounts (FINRA has proposed a limit on buying power leverage of 4-to-1 and the CFTC has proposed a limit on buying power leverage of 10-to-1, compared to the buying power leverage of up to 100-to-1 or 200-to-1 typically offered throughout the world today);

•	the potential negative effects on the company’s brokerage commissions and fees of any future rules that may be imposed which ban short selling or restrict or limit short selling (such as the new rule adopted by the SEC in February 2010, which limits short selling on individual stocks whose value has declined ten percent or more in a single day), as a significant percentage of the firm’s daily client trades on many trading days are short sale transactions, and its intended “securities lending” operations depend on short selling, that is, the need of clients to locate and borrow stock to effect their transactions;

•	in general, new or modified regulatory rules or requirements, or increased or more stringent enforcement and higher fines or greater sanctions, concerning required liquidity, net capital or deposits, or the manner in which TradeStation Securities operates its business and monitors and ensures compliance of its business operations with applicable laws, rules and regulations, that may be enacted or imposed in response to the current economic crisis and recent scandals, and which could materially increase the firm’s cash requirements to conduct its business, require substantial increases in compliance, legal and/or brokerage operations costs, result in fines, penalties or sanctions, limit or reduce the firm’s access to, or use of, a significant percentage of its now-available cash, or otherwise limit the firm’s ability to engage fully, and with as much success, in the services it currently provides and/or those expanded services that TradeStation Securities is seeking to provide;

•	the frequency and size of, and ability to collect, unsecured client account debits as a result of volatile market movements and unstable economic conditions, particularly in concentrated positions held in client accounts or as a result of other high-risk positions or circumstances;

•	the company’s estimated earnings per share (diluted) being based on assumptions of a certain number of outstanding shares and an average stock price for particular time periods that turn out to be inaccurate (if the number of outstanding shares and/or the average stock price is actually higher than what has been assumed, there will be more dilution and the actual earnings per share would be lower, and, if both of those are lower, there will be less dilution and higher earnings per share) because of new or modified company share buy-back plans (which the company considers from time to time and which could be implemented later in 2010) or other events or factors that can affect the price of the company’s shares or the number of outstanding shares;

•	unauthorized intrusion and/or other criminal or fraudulent activity in customer accounts by persons who unlawfully or improperly access or use customer accounts (through deceit or otherwise) and then place orders or other transactions in, or deposit misappropriated funds in, or improperly withdraw funds from, those accounts;

•	the effect of changes in product mix (how much of customer trading volume is stocks versus equity options versus futures versus forex), which can affect the company’s revenues, net income and margins, even if overall volume remains the same;

•	the effect of unanticipated increased infrastructure costs that may be incurred as the company seeks to increase its product development/information technology headcount and resources (which the company continues to try to do as quickly as possible) and grows its brokerage firm operations, adds offices, adds accounts and introduces and expands existing and new product and service offerings;

•	pending regulatory matters which could result in fines, sanctions and/or other negative consequences;

•	the amount of unexpected legal, consultation and professional fees (including fees related to pending and future regulatory matters, lawsuits or other proceedings against the company, or potential acquisitions, investments, business combinations or strategic relationships);

•	the general variability and unpredictability of operating results forecast on a quarterly or annual basis; and

•	other items, events and unpredictable costs or revenue impact items or events that may occur, and other issues, risks and uncertainties indicated from time to time in the company’s filings with the Securities and Exchange Commission, including, but not limited to, the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2010, and other SEC filings, and company press releases, conference calls and public presentations or statements.

Contact

David H. Fleischman
Chief Financial Officer
TradeStation Group, Inc.
954-652-7000

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
REVENUES:
Brokerage commissions and fees	$30,456	$31,864	$57,404	$64,799
Interest income	2,623	1,341	4,916	2,336
Brokerage interest expense	—	—	—	—

Net interest income	2,623	1,341	4,916	2,336
Subscription fees and other	1,608	1,993	3,236	4,033
Unrealized gains on marketable securities	1,398	—	2,619	—

Net revenues	36,085	35,198	68,175	71,168

EXPENSES:
Employee compensation and benefits	11,461	10,653	22,655	21,152
Clearing and execution	8,317	7,814	15,500	16,662
Data centers and communications	3,940	2,887	7,443	5,649
Marketing	1,747	1,791	3,278	3,593
Professional services	739	912	1,436	1,760
Occupancy and equipment	807	746	1,559	1,483
Depreciation and amortization	1,063	1,115	2,013	2,244
Other	1,951	1,685	3,746	3,210

Total expenses	30,025	27,603	57,630	55,753

Income before income taxes	6,060	7,595	10,545	15,415
INCOME TAX PROVISION	2,557	2,914	4,368	6,054

Net income	$3,503	$4,681	$6,177	$9,361

EARNINGS PER SHARE:
Basic	$0.09	$0.11	$0.15	$0.22

Diluted	$0.09	$0.11	$0.15	$0.22

WEIGHTED AVERAGE SHARES
OUTSTANDING:
Basic	40,044	41,658	40,273	41,930

Diluted	40,508	42,210	40,724	42,385

TRADESTATION GROUP, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30,	December 31,
	2010	2009
	(Unaudited)
ASSETS:

Cash and cash equivalents, including restricted cash of $717 at June 30, 2010 and December 31, 2009*	$48,927	$57,405
Cash and investments segregated in compliance with federal regulations	1,211,881	785,208
Marketable securities*	56,870	76,342
Receivables from brokers, dealers, clearing organizations and clearing agents	22,485	32,226
Receivables from brokerage customers, net	74,709	45,034
Property and equipment, net	9,882	7,578
Deferred income taxes, net	1,085	1,276
Deposits with clearing organizations	38,017	38,521
Other assets	5,276	5,606

Total assets	$1,469,132	$1,049,196

LIABILITIES AND SHAREHOLDERS’ EQUITY:

LIABILITIES:
Payables to brokers, dealers and clearing organizations	$111	$114
Payables to brokerage customers	1,286,274	868,741
Accounts payable	4,305	2,627
Accrued expenses	7,141	7,206

Total liabilities	1,297,831	878,688
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY	171,301	170,508

Total liabilities and shareholders’ equity	$1,469,132	$1,049,196

*Marketable securities as of June 30, 2010 include $2.2 million that was transferred on July 1, 2010 to cash and investments segregated in compliance with federal regulations. Cash and cash equivalents as of December 31, 2009 include $7.7 million that was transferred on January 4, 2010 to cash and investments segregated in compliance with federal regulations.